Exhibit 10.9

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is signed at the dates adjacent to the signatures of the parties, but effective as of June 1, 2025 (the “Effective Date”), and is made and entered into by and between Onyx Capital Tequila Partners IV LLC, a Texas limited liability company (“Onyx Capital”) on the one hand, and KAT Specialties, Inc., a Texas corporation (the “Consultant”) on the other hand.

RECITALS

WHEREAS, the parties entered into an Asset Purchase Agreement dated February 28, 2023 (the “Purchase Agreement”) in which Onyx Capital purchased the ownership of substantially all of the assets and certain liabilities of Consultant, a custom countertop fabrication and installation business (the “Countertop Business”); and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement; and

WHEREAS, at the time of the Purchase Agreement, Onyx Capital engaged the services of KTAdds Consulting, LLC, a Texas limited liability company under common ownership and control of Consultant, to provide consulting services assisting with the transaction of the Countertop Business from Consultant to Onyx Capital pursuant to a Consulting Agreement dated effective February 28, 2023 (the “Original Agreement”); and

WHEREAS, due to financial considerations, the parties have decided to restructure the payment of the Purchase Price pursuant to the Purchase Agreement; and

WHEREAS, the parties desire to terminate the Original Agreement with KTAdds Consulting, LLC and to enter into a new Agreement with Consultant and to modify the payment terms under the Original Agreement,

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Administrative and Operational Services. Upon the terms and subject to the conditions contained herein, Consultant hereby agrees to provide Onyx Capital the services for the Countertop Business (“Services”) set forth in Section 2 in exchange for the Consultant Fee, as that term is described in Section 3. Each of the Services shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein.

2. Services. The Services provided under this Agreement shall include the following:

(a) Operational and Manufacturing Services. Management services include advising on the day-to-day management of the Countertop Business, including overseeing and analyzing manufacturing processes and supply chain issues.

(b) Sales and Marketing. Sales and marking services include developing and handling customer relations, developing pricing strategy, advising on advertising and marketing strategy, and overseeing sales.

(c) Accounting and Financial Statements/Periodic Reports. Accounting services include accounting support services to assist in the maintenance of a system of accounting for the Countertop Business and the preparation of audited, when required, and unaudited balance sheets, statements of income and results of operations and cash flows.

(d) Tax. Tax services include internal tax support and tax compliance services as may be necessary to ensure that the Countertop Business complies with applicable tax laws and tax consulting services relating to research and planning in coordination with external accountant, as needed.

(e) Human Resources (“HR”). HR services include assistance with staffing and recruitment, training and employee development, and advice and establishment of policies for employee compensation and benefits.

(f) Payroll Processing. Assistance with quarterly and annual financial reports and supervising payroll processing, including calculating total wage earnings, withholding deductions, filing payroll taxes and delivering payment, for the Countertop Business for Onyx Capital as was previously handled by Consultant.

(g) Information and technology (“IT”). Consultant’s Services expressly do not include IT related services.

(h) Insurance Management. Insurance services include evaluation of insurance needs, policies and risks, management of brokers, placement of coverages, supervision over claims and support of compliance functions.

(i) Other Services. Other advisory, accounting, technical and general administrative services as may reasonably be requested by Onyx Capital for the Countertop Business from time to time.

(j) Consultant hereby warrants and represents that: Consultant will provide the services requested pursuant to this Agreement in a workmanlike and professional manner; Consultant shall use reasonable efforts to provide the services described herein with substantially the same degree of care as it employs in making the same services available for its own operations or as Consultant’s employees previously provided for Consultant; provided however that Consultant shall not be liable to Onyx Capital or any other person for any loss, damage, or expense which may result therefrom or from any change in the manner in which Consultant renders such services, so long as Consultant deems such change necessary or desirable in the conduct of its own operations.

3. Billing and Payment.

(a) Fee. The fee for the Services is $1,000,000 payable in the amount of $16,666.67 per month for sixty (60) months beginning as of June 1, 2025.

4. Term and Termination.

(a) The term of this Agreement shall be sixty (60) months from the Effective Date hereof (the “Term”).

(b) Onyx Capital may cease requiring or limit Consultant’s provision of the Services at any time upon thirty (30) days written notice to Consultant, for any reason or no reason whatsoever. Notwithstanding any change in Consultant’s obligation to perform the Services, Onyx Capital will continue to pay the Consultant until the Consultant Fee is paid in full.

5. Separate Identity of Onyx Capital. Onyx Capital desires to remain at all times a separate company from Consultant and its respective Affiliates, owners, directors, managers, and shareholders, as applicable. Toward that end, all business records, reports and files prepared or maintained by Consultant for Onyx Capital shall remain the sole and exclusive property and records of Onyx Capital and Onyx Capital shall be entitled to their return at any time upon request. Moreover, all of Onyx Capital’s funds, accounts receivable or other property shall at all times be clearly and distinctly maintained as Onyx Capital’s separate and distinct property and shall not be combined or commingled with the property of Consultant. Moreover, Consultant shall have no authority hereunder to enter into contracts on behalf of, or otherwise legally bind, Onyx Capital. Although Consultant shall make recommendations to Onyx Capital hereunder, all decisions whether to accept or reject the advice of Consultant are up to Onyx Capital’s total discretion.

6. Independent Contractor Relationship.

(a) It is acknowledged and agreed that Consultant’s relationship with Onyx Capital is at all times hereunder an independent contractor. Onyx Capital shall have no authority over Consultant’s internal business affairs and decisions. Consultant shall have no authority to act on behalf of, or legally bind Onyx Capital, and Consultant shall not hold itself out as having any such authority. This Agreement shall not be construed as creating a partnership or joint venture. Additionally, nothing in this Agreement shall be construed to make any person a third-party beneficiary to this Agreement.

(b) Each party shall be solely responsible and liable for the payment of all taxes, withholdings, wages and other costs related to the employment of persons to perform such party’s obligations under the Agreement, including all federal and state income tax withholding and Social Security payments, local income, payroll and employment taxes and statutorily mandated workers’ compensation coverage, if applicable. None of the persons employed by one party shall be considered employees of the other party for any purpose; nor shall either party represent to any person that he or she is or shall become the other party’s employee or agent.

7. Confidentiality. The parties agree, both during the Term of this Agreement and for a period of two (2) years after termination of this Agreement, to hold each other’s Proprietary or Confidential Information in strict confidence. The parties agree not to make each other’s Proprietary or Confidential Information available in any form to any third party or to use each other’s Proprietary or Confidential Information for any purpose, other than the implementation of and as specified in this Agreement and other than use by Onyx Capital in its business. Each party agrees to take all reasonable steps to ensure that Proprietary or Confidential Information of either party is not disclosed or distributed by its employees, agents or consultants in violation of the provisions of this Agreement. Each party’s Proprietary or Confidential Information shall remain the sole and exclusive property of that party. Each party expressly agrees to include, maintain, reproduce and perpetuate all notices or markings on all copies of all tangible media comprising each party’s Proprietary or Confidential Information in the manner in which such notices or markings appear on such tangible media or in the manner in which either party may reasonably request. The provisions of this Section 6 shall survive termination or expiration of this Agreement for any reason. For the purposes of this section, “Proprietary or Confidential Information” shall mean knowledge and information not generally known in the industry which provides a competitive advantage, including, without limitation, technology, computer programs, formulas, know-how, forecasts, sales and marketing methods, financing sources, customer and mailing lists, customer usages and requirements, financial information and all other confidential information, trade secrets and data. Neither party shall have any obligation with respect to Proprietary or Confidential Information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of a receiving party; (ii) rightly received by the receiving party from a third party after the date hereof, (iii) is independently developed by the receiving party without reference to information derived from the other party; and (iv) subject to disclosure under court order or other lawful process.

8. Equitable Relief. Each party acknowledges that the provisions and restrictions contained in Section 7 of this Agreement are necessary to protect the legitimate continuing interests of Onyx Capital and Consultant and that any breach or violation thereof may result in irreparable injury and damage to the other party. Accordingly, each party hereby agrees that, in the event of such breach, the other party may be entitled to seek equitable relief as granted by any appropriate judicial body.

9. Miscellaneous.

(a) Notices. All notices and other communications which are required or otherwise delivered hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) sent by nationally recognized overnight courier, or (iii) transmitted by facsimile or telecopy (with a copy of such transmission concurrently delivered as set forth in (i) or (ii)), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Onyx Capital:	Onyx Capital Tequila Partners IV, LLC
2626 Cole Avenue, Suite 300
Dallas, TX 75204
Attention: Robert Finley
Email: robert.finley@onyxcm.com

If to the Consultant:	KAT Specialties, Inc.
6187 FM 1565
Royse City, Texas 75189
Attn: Tina Adds
Email: tadds@katfabricators.com

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile or telecopy during normal business hours on a Business Day (or, if not sent during normal business hours on a Business Day, on the next Business Day after the date sent by facsimile or telecopy), and (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery. “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in Dallas, Texas.

(b) Force Majeure. Neither party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control, including but not limited to, armed conflict or economic dislocation resulting therefrom; embargoes; shortages of labor, raw materials, production facilities or transportation; labor difficulties; civil disorders of any kind; action of any civil or military authorities (including priorities and allocations); fires; floods; telecommunications failures; Internet slow-downs; and catastrophic accidents. The dates on which the obligations of a party are to be fulfilled shall be extended for a period equal to the time lost by reason of any delay arising directly or indirectly from: (i) any of the foregoing causes or (ii) inability of that party, as a result of causes beyond its reasonable control, to obtain instruction or information from the other party in time to perform its obligations by such dates.

(c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held by a court of competent jurisdiction to be prohibited or invalid, such prohibition or invalidity shall not affect the remaining provisions of this Agreement. In the event a court of competent jurisdiction shall determine and hold that the covenants contained herein are invalid or unenforceable for any reason, the parties hereby request that such court reform the provisions hereof in a manner to cause the covenants contained herein to be enforceable as closely as possible to the way in which originally written.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which shall together constitute but a single instrument.

(e) Further Assurances. The parties hereby agree to execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

(f) Binding Effect. This Agreement shall bind and inure to the benefit of the parties, and their respective successors, heirs and assigns.

(g) Amendments. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

(i) Arbitration.

(i) Upon mutual agreement of the Parties hereto, any controversy or claim arising out of this Agreement or the breach hereof, may be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The arbitration agreement set forth herein shall not limit any party hereto from seeking specific performance of this Agreement (or otherwise availing itself of equitable remedies) or a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court.

(ii) The place of such arbitration shall be Dallas County, Texas.

(j) Attorneys’ Fees and Costs. If either party brings suit or arbitration against the other to enforce the terms of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, including attorneys’ fees, from the other party as part of any judgment or award.

(k) Assignment. This Agreement shall not be assignable in whole or in part by Consultant or Onyx Capital without the other party’s prior written consent, and any attempted assignment without such consent shall be void, provided that Onyx Capital may assign this Agreement to any person acquiring all or substantially all of its assets without obtaining such consent.

(l) Survival. The provisions of this Agreement which by their terms survive the termination of this Agreement, including Sections 7 and 8, or expressly require action subsequent to termination of this Agreement, shall survive the termination of this Agreement to the extent set forth in such provisions.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

ONYX CAPITAL:

ONYX CAPITAL TEQUILA PARTNERS IV, LLC

Dated: June 30, 2025	By:	/s/ Robert Finley
Robert Finley, Manager

CONSULTANT:

KAT SPECIALTIES, INC.

Dated: June 30, 2025	By:	/s/ Christina K. Adds
Christina K. Adds, President